THIRD AMENDMENT TO THE RUBY TUESDAY, INC.
EXECUTIVE SUPPLEMENTAL PENSION PLAN
(AMENDED AND RESTATED AS OF JANUARY 1, 2007)

THIS THIRD AMENDMENT is made as of this 6th day of January, 2010, by RUBY TUESDAY, INC. (the “Primary Sponsor”), a corporation organized and existing under the laws of the State of Georgia.

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (the “Plan”), which was established by indenture effective as of June 1, 1983, and which was last amended and restated by indenture effective as of January 1, 2007.

WHEREAS, the Primary Sponsor desires to revise those provisions of the Plan applicable to the calculation of lump sum benefits for those eligible participants timely electing a lump sum payout of their benefits accrued under the Plan.

WHEREAS, the amendments effected hereby have been approved by the Board of Directors of the Primary Sponsor.

NOW, THEREFORE, the Plan is hereby amended, effective for payouts of Accrued Benefits attributable to Separations from Service (as defined in the Plan) occurring on and after June 1, 2010, as follows:

1.           By deleting Section 2(b) in its entirety and by substituting therefor the following:

“(b)           ‘Actuarial Equivalent’ means a benefit of equivalent value, when computed on the basis of the same mortality table and the rate or rates of interest and/or empirical tables.  The Plan Administrator shall establish the applicable mortality table, rate of interest and/or empirical table in its sole discretion.  As of the effective date of this restatement of the Plan, the Plan Administrator shall determine whether a retirement benefit is the Actuarial Equivalent of another benefit by using the then current FAS 87 discount rate as used in the most recent plan valuation and by applying the applicable FAS 87 mortality table.  Except as expressly provided in this Subsection (b), the Plan Administrator may change the table(s) and/or rate(s) of interest used in determining whether a benefit is the Actuarial Equivalent of another benefit.  No Participant shall accrue a right to have any particular table or interest rate used in computing the value of his or her benefit and, therefore, differences in Actuarial Equivalent computations attributable to varying table(s) and/or rate(s) of interest shall not be deemed a part of a Participant’s Accrued Benefit; provided, however, that the assumptions used in determining the Actuarial Equivalent lump sum determination(s) identified in Appendix E shall not be altered without the consent of the affected Participant.”

2.           By deleting the second paragraph of Section 6.3 in its entirety and by substituting therefor the following:

“The value of each alternative form of payment shall be the Actuarial Equivalent of the Participant’s Accrued Benefit, determined as of the date on which he is entitled to commencement of payment; provided, however, that the lump sum value of the Accrued Benefit of a Participant identified in Appendix E shall be the dollar amount set forth therein and, subject to the forfeiture provisions of Section 8, such amount shall not be further adjusted to reflect changes in Annual Base Salary, Continuous Service, eligibility status, offset amounts or the Participant’s projected or actual retirement date.”

3.           By deleting Section 9.3(b) in its entirety and by substituting therefor the following:

“(b)           Notwithstanding the provisions of Section 9.3(a), the Company may cause each Plan Sponsor to pay a lump sum Actuarial Equivalent (or, if applicable, Appendix E) value of any retirement benefits due to Participants upon a termination but only if the Company determines that such payment of retirement benefits will not constitute an impermissible acceleration of payments under one of the exceptions provided in Treasury Regulations Section 1.409A-3(j)(4)(ix), or any successor guidance.  In such an event, payment shall be made at the earliest date permitted under such guidance.”

4.           By adding new Appendix E to the Plan, as follows:

“APPENDIX E

The lump sum value of the Accrued Benefit of the following Participant(s) have been fixed at the amounts set forth opposite their names:

Name of Participant	Fixed Lump Sum Value

Samuel E. Beall, III	$8,068,250”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Third Amendment.

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IN WITNESS WHEREOF, the Primary Sponsor has caused this Third Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:          /s/ Marguerite N. Duffy
Marguerite N. Duffy
Senior Vice President
          and Chief Financial Officer

[CORPORATE SEAL]

ATTEST:

/s/ Scarlett May
Secretary

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